State of Delaware
Secretary of State
Division of Corporations
Delivered 09:00 AM 12/13/2016
FILED 09:00 AM 12/13/2016
SR 20167042233 - File Number 6248103

CERTIFICATE OF FORMATION

OF

SCOOP ACQUISITION COMPANY, LLC

This Certificate of Formation of SCOOP Acquisition Company, LLC (the "***LLC***") is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is SCOOP Acquisition Company, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 13th day of December, 2016.

By: /s/ RACHEL EVANS
Name: Rachel Evans
Title: Authorized Person